Exhibit 10.11

AMENDMENT NUMBER FOUR
TO THE
INTERNATIONAL PAPER COMPANY
PENSION RESTORATION PLAN
FOR SALARIED EMPLOYEES

(as amended and restated effective as of January 1, 2009)

WHEREAS, effective as of January 1, 2009, the International Paper Company Pension Restoration Plan for Salaried Employees (the “Plan”) was amended and restated in its entirety;

WHEREAS, pursuant to Section 5.02 of the Plan the Company reserves the right to amend, modify, or terminate the Plan at any time;

WHEREAS, the undersigned is the “Plan Administrator” of the Plan within the meaning of Section 5.01 of the Plan;

WHEREAS, in discharging his responsibility for proper administration of the Plan, the Plan Administrator desires to clarify the application of Plan provisions to employees of the former xpedx division of the Company, which was spun off effective July 1, 2014, and to employees of Shorewood Packaging Corporation, the stock of which was sold by the Company on December 31, 2011; and

WHEREAS, on July 11, 2016, the Management Development and Compensation Committee of the Board of Directors delegated its authority to review and approve non-substantive changes to the nonqualified plans of the Company to the administrator for each of such plans;

NOW, THEREFORE, the Plan is amended effective as of July 1, 2014, or such other date specified below, as follows:

1.	Article I of the Plan is hereby amended by adding the following new defined terms:

1.14 “Transferred xpedx Employee” shall mean (i) an Eligible Participant who is an active employee of the Company primarily working in the xpedx Business immediately prior to July 1, 2014, and (ii) an Eligible Participant who otherwise would be included in (i) above but for the fact that he or she is absent from active employment on such date on account of vacation, ordinary sick leave reasonably expected to result in an absence of short duration, short-term disability, leave under the federal Family and Medical Leave Act or leave under any similar law, or any other reason that is similar in nature and duration;

Exhibit 10.11

provided, however, that no individual shall be a “Transferred xpedx Employee” if his or her employment is not transferred from the Company to Veritiv Corporation (“Veritiv”) or xpedx Holding Company, LLC in connection with the spinoff of the xpedx Business (the “Spinoff”); and provided further that, at the written direction of the Company, one or more individuals who are active employees of the Company but not primarily working in the xpedx Business immediately prior to July 1, 2014 may also be treated as a Transferred xpedx Employee.

1.15 “xpedx Business” shall mean the business segment of the Company referred to in its Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as “xpedx”; provided that “xpedx Business” shall not include (i) International Paper Asia Distribution Limited and (ii) except as the term “xpedx Business” is used in connection with financial statements, IP Canadian Packaging Operations Inc. and EM xpedx, S.A. De C.V.”

2.	Article II of the Plan is hereby amended by adding the following sentence to the end thereof, as a separate paragraph:

“A Transferred xpedx Employee shall be 100% vested in his benefit under the Plan as of the close of business on June 30, 2014.”

3.	Section 4.03 of the Plan is hereby amended by adding the following sentence to the end thereof, as a separate paragraph:

“A Transferred xpedx Employee shall not have a termination of employment until the cessation of his employment with Veritiv.”

4.	Appendix C is added to the Plan effective as of January 1, 2012, as follows:

Exhibit 10.11

APPENDIX C
PARTICIPANTS EMPLOYED BY SHOREWOOD
PACKAGING CORPORATION

On March 26, 2000, the Company acquired 100% of the stock of Shorewood
Packaging Corporation (“Shorewood”). The Company sold 100% of the stock of Shorewood to Atlas AGI Holdings LLC, on December 31, 2011.

Therefore, from March 26, 2000, to the close of December 31, 2011,
Shorewood was a wholly-owned subsidiary of the Company, and was a member of the controlled group of corporations, as described in Section
414(b) of the Code, which includes the Company. Shorewood was a participating employer in the Plan, and each employee of Shorewood who met the requirements to be an Eligible Participant was eligible to participate in the Plan.

As of the close of December 31, 2011, Shorewood was no longer a member of the controlled group of corporations which includes the Company, and
Shorewood employees who had been Eligible Participants ceased to qualify as such and became inactive participants in the Plan. Each such participant does not have a “termination of employment” for purposes of the Plan until the cessation of his or her employment with Shorewood on account of death, disability, severance, or any other reason.

For purposes of determining the Designated Retirement Date of each such participant under Section 4.03 of the Plan, the phrase “termination of employment with the Company” shall mean “termination of employment” with Shorewood, as explained in the preceding paragraph; and the term “Eligible Participant” shall include each of these inactive participants in the Plan.

.

5.	In all respects not amended, the Plan is hereby ratified and confirmed.

Exhibit 10.11

IN WITNESS WHEREOF, this amendment is executed this 27th day of November,
2018.

INTERNATIONAL PAPER COMPANY

By: /s/ Mark M. Azarello
Name: Mark M. Azzarello
Title: Vice President, Global Compensation and
Benefits and as Plan Administrator of
the International Paper Company
Pension Restoration Plan For Salaried
Employees

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